UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2005

The Yankee Candle Company, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-15023	04-2591416

(State or Other Juris-	(Commission	(IRS Employer
diction of Incorporation	File Number)	Identification No.)

16 Yankee Candle Way	01373
South Deerfield, Massachusetts

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (413) 665-8306

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
Item 1.02. Termination of a Material Definitive Agreement
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Ex-99.1 2005 Stock Option and Reward Plan
Ex-99.2 Form of Nonqualified Stock Option Plan
Ex-99.3 Form of Indemnification Agreement
Ex-99.4 Amended and Restated By-Laws

Item 1.01. Entry Into a Material Definitive Agreement

     On June 2, 2005, the stockholders of The Yankee Candle Company, Inc. (the “Company”) approved the 2005 Stock Option and Award Plan (the “2005 Plan”), which had been adopted by the Board of Directors of the Company, subject to stockholder approval, on February 28, 2005. The 2005 Plan provides for the grant of stock-based awards, covering up to a total of 1,500,000 shares of common stock of the Company, to directors, officers, employees, consultants and advisors of the Company. The types of stock-based awards that may be granted under the 2005 Plan include incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), non-statutory stock options, performance share awards, restricted stock awards and other stock-based awards, including the grant of shares based upon certain conditions, securities convertible into common stock and stock appreciation rights. The 2005 Plan is administered by the Compensation Committee of the Board of Directors, which selects the recipients of awards and determines (i) the number of shares of common stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options, and (iv) the number of shares of common stock subject to any restricted stock or other stock-based awards and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price. A copy of the 2005 Plan and the form of Nonqualified Stock Option Agreement to be used under the 2005 Plan are attached as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and this summary is qualified by reference to such documents.

     On June 2, 2005, the Company entered into an Indemnification Agreement with the following directors (and with each of its executive officers): Michael Archbold, Dale Frey, Michael Hines, Sandra Horbach, Carol Meyrowitz, Michael Polk, Craig Rydin, Ronald Sargent, Doreen Wright and Vijay Vishwanath. These Indemnification Agreements, which are based upon and conform to the new Massachusetts business corporation statute that took effect on July 1, 2004, supersede the prior Indemnification Agreements between the Company and each of its directors and executive officers. These Indemnification Agreements, among other things, indemnify the Company’s directors and executive officers to the fullest extent permitted by Massachusetts law against certain expenses (including attorneys’ fees), judgments, fines, penalties and settlement amounts incurred by such person in connection with such person’s service as a director or executive officer of the Company, and also provide for advancement of expenses. A copy of the form of Indemnification Agreement is attached as Exhibit 99.3 to this Current Report on Form 8-K and this summary is qualified by reference to such form of Indemnification Agreement.

Item 1.02. Termination of a Material Definitive Agreement

     As reported above under Item 1.01, the Company, by executing a new Indemnification Agreement with each of its directors and executive officers on June 2, 2005, superseded and thus terminated the prior Indemnification Agreements between the Company and each of its directors and executive officers. The prior Indemnification Agreements, among other things, indemnified the Company’s directors and executive officers to the fullest extent permitted by Massachusetts law against certain expenses (including attorneys’ fees), judgments, fines, penalties and settlement amounts incurred by such person in connection with such person’s service as a director or officer of the Company, and also provided for advancement of expenses.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

          On June 2, 2005, the Board of Directors of the Company amended and restated the Company’s By-laws, effective as of that date, to conform them to the provisions of the new Massachusetts business corporation statute that took effect on July 1, 2004. In summary, among other things the changes to the Bylaws:

•	allow electronic communications with directors and shareholders and permit shareholders to participate in shareholder meetings by means of remote communication;

•	update provisions relating to the validity of proxies and notice and record dates for shareholder meetings;

•	add provisions regarding standards of conduct for directors and officers and maintenance and inspection of corporate records.

The Board of Directors did not revise those provisions of the Bylaws that require stockholder approval, such as provisions relating to director removal and quorum and voting requirements. A copy of the Amended and Restated By-laws is attached as Exhibit 99.4 to this Current Report on Form 8-K and this summary is qualified by reference to such Amended and Restated By-laws.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Yankee Candle Company, Inc.

Date: June 8, 2005	By:	/s/ James A. Perley

James A. Perley, Senior Vice
President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	2005 Stock Option and Award Plan

99.2	Form of Nonqualified Stock Option Agreement

99.3	Form of Indemnification Agreement between The Yankee Candle Company, Inc. and each of its directors and executive officers

99.4	Amended and Restated By-laws of The Yankee Candle Company, Inc.